SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : October 25, 2011

Commission File No. 333-136643

ONE BIO, CORP.
(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 100, Aventura, FL 33180
(Address of principal executive offices)

888-676-4445
(Issuer telephone number)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  Change in Registrant’s Certifying Accountant

Effective October 25, 2011 Jewett, Schwartz, Wolfe and Associates were dismissed as the independent registered public accounting firm for ONE Bio, Corp., a Florida Corporation (the “Registrant”) and BDO USA, LLP. (“BDO”) was engaged as the Registrant’s independent registered public accounting firm.

The reports on the Registrant’s financial statements for each of the two fiscal years ended December 31, 2009 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Registrant’s financial statements for each of the two fiscal years ended December 31, 2009 and 2010 and through June 30, 2011 there were no disagreements with Jewett, Schwartz, Wolfe and Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Jewett, Schwartz, Wolfe and Associates would have caused the auditor to make reference to the matter in its reports.

The Registrant has provided Jewett, Schwartz, Wolfe and Associates with a copy of this current report on Form 8-K and has requested Jewett, Schwartz, Wolfe and Associates to furnish the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements and, if not, to state the respects in which it does not agree with such statements.  Jewett, Schwartz, Wolfe and Associates response letter, dated October 25, 2011, is filed as Exhibit 16.1 to this current report on Form 8-K.

Prior to BDO’s engagement, the Registrant did not consult with BDO regarding either the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Registrant’s financial statements.

ITEM 9.01  Financial Statements and Exhibits

EXHIBITS:

EXHIBIT 16.1   Jewett, Schwartz, Wolfe and Associates, Response Letter

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Bio, Corp.

Date: October 25, 2011	By:	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer and Director

Date: October 25, 2011	By:	/s/ Cris Neely
Cris Neely
Chief Financial Officer and Director